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                                                                    Exhibit 99.1

Diversified Security Solutions Reports Third Quarter Results
Friday November 14, 2:32 pm ET

SADDLE BROOK, N.J., Nov. 14 /PRNewswire-FirstCall/ -- Diversified Security Solutions, Inc. (Amex: DVS - News), a turnkey provider of technology-based integrated electronic security solutions, announced its unaudited financial results for the three and nine months ended September 30, 2003.

     DVS Contact:                            Investor Relations Contact:
     James Henry                             BPC Financial Marketing
     201-794-6500 x3130                      800-368-1217
     jhenry@dssi-hq.com
     ------------------

Sales for the three months ended September 30, 2003 were $5,093,838 representing a decrease of $486,164 from $5,580,002 for the same quarter a year ago. For the three months ended September 30, 2003, the Company reported a net loss before taxes of $1,182,479 as compared to net income before taxes of $277,395 for the three months ended September 30, 2002. The net loss for the three months ended September 30, 2003 was $2,026,389 as compared to net income of $160,395 for the three months ended September 30, 2002. The net loss per share for the third quarter of 2003 was $0.39 per share on 5,133,470 basic weighted average shares outstanding as compared to $0.03 per share on 4,872,464 basic weighted average shares outstanding for the third quarter of 2002 (see table attached.)

Sales for the nine months ended September 30, 2003 were $12,320,260 representing a decrease of $653,758 from $12,974,018 as compared to the nine- months ended September 30, 2002. For the nine months ended September 30, 2003, the Company reported a net loss before taxes of $3,990,715 as compared to net income before taxes of $428,724 for the nine months ended September 30, 2002. The Company reported a net loss of $3,655,625 for the nine months end September 30, 2003 as compared to net income of $246,724 for the nine months ended September 30, 2002. The net loss per share for the nine months ended September 30, 2003 was $0.71 on 5,137,046 basic weighted average shares outstanding as compared to $0.05 per share on 4,872,464 basic weighted average shares outstanding for the nine months ended September 30, 2002 (see table attached.)

A management summary and financial analysis of these numbers will be provided in the Company's 10-QSB report, which will be filed with the Securities and Exchange Commission.


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                      DIVERSIFIED SECURITY SOLUTIONS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                          Nine Months Ended September 30,  Three Months Ended September 30,
                                                          -------------------------------  --------------------------------
                                                               2003             2002             2003            2002
                                                           -----------      -----------      -----------      ----------
Sales                                                      $12,320,260      $12,974,018      $ 5,093,838      $5,580,002

Cost of sales                                               10,106,772        7,396307        4,502,072        3,129,668
                                                           -----------      -----------      -----------      ----------
Gross profit                                                 2,213,488        5,577,711          591,766       2,450,334

Operating expenses
       Selling, general and administrative                   6,132,358        5,097,668        1,746,781       2,161,962
                                                           -----------      -----------      -----------      ----------
Operating (loss) income                                     (3,918,870)         480,043       (1,155,015)        288,372

Interst income                                                   8,992           61,710            2,259          23,243
Interest expense                                               (80,837)        (113,029)         (29,723)        (34,220)

                                                           -----------      -----------      -----------      ----------
(Loss) income before income taxes                           (3,990,715)         428,724       (1,182,479)        277,395

(Provision) benefit for income taxes                           335,090         (182,000)        (843,910)       (117,000)
                                                           -----------      -----------      -----------      ----------
Net (loss) income                                          $(3,655,625)     $   246,724      $(2,026,389)     $  160,395
                                                           ===========      ===========      ===========      ==========
Basic and diluted (loss) earnings per common share:

Basic (loss) earnings per common share                     $     (0.71)     $      0.05      $     (0.39)     $     0.03
                                                           ===========      ===========      ===========      ==========
Weighted average common shares                               5,137,046        4,872,464        5,133,470       4,872,464
                                                           ===========      ===========      ===========      ==========
Diluted (loss) earnings per common share                   $     (0.71)     $      0.05      $     (0.39)     $     0.03
                                                           ===========      ===========      ===========      ==========
Weighted average diluted shares                              5,137,046        4,947,464        5,133,470       4,947,464
                                                           ===========      ===========      ===========      ==========